Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2025, with respect to the consolidated financial statements of Cingulate Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Kansas City, Missouri
January 12, 2026